Exhibit 4.2

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (the “Agreement”) is entered into and effective as of October 8, 2021 by and among ACON S2 Acquisition Corp., a Cayman Islands exempted company (“STWO”) (to be renamed “ESS Tech, Inc.” effective as of the Closing (as defined below), or “New ESS”), ESS Tech, Inc., a Delaware corporation (“ESS”), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) and Computershare Trust Company, N.A., a federally chartered trust company and Computershare Inc., a Delaware corporation (collectively, “Computershare”).

WHEREAS, STWO and Continental have previously entered into a warrant agreement, dated as of September 16, 2020 (the “Warrant Agreement”) governing the terms of STWO’s 13,000,000 outstanding warrants (the “Warrants”) to purchase shares of Class A ordinary shares, par value $0.0001 per share, of STWO (“STWO Class A Ordinary Shares”); and

WHEREAS, STWO has entered into a merger agreement, dated as of May 6, 2021 (the “Merger Agreement”), with SCharge Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of STWO (“Merger Sub”) and ESS, pursuant to which (i) STWO will deregister by way of continuation under the Cayman Islands Companies Act (2021 Revision) and register as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (the “Domestication”), (ii) following the Domestication, Merger Sub will merge with and into ESS, with ESS surviving the merger and becoming a wholly-owned direct subsidiary of STWO, which will immediately be renamed “ESS Tech, Inc.” (the “Business Combination”); and

WHEREAS, effective upon the Business Combination, holders of the Class A Ordinary Shares will receive a number of shares of common stock, par value $0.0001 per share, of New ESS (“New ESS Common Stock”) based on an adjusted equity value of ESS pursuant to the terms and conditions of the Merger Agreement; and

WHEREAS, pursuant to Section 4.5 of the Warrant Agreement, upon the closing of the Business Combination (the “Closing”), the Warrants will represent the right of the holders thereof to purchase shares of New ESS Common Stock; and

WHEREAS, as a result of the foregoing, the parties hereto wish for STWO to assign to New ESS all of STWO’s rights and interests and obligations in and under the Warrant Agreement and for New ESS to accept such assignment, and assume all of STWO’s obligations thereunder, in each case, effective upon the Closing;

WHEREAS, effective upon the Closing, New ESS wishes to appoint Computershare to serve as successor Warrant Agent and Transfer Agent under the Warrant Agreement; and

WHEREAS, in connection with and effective upon such appointment, Continental wishes to assign all of its rights, interests and obligations as Warrant Agent and Transfer Agent under the Warrant Agreement, as hereby amended, to Computershare, Computershare wishes to assume all of such rights, interests and obligations and New ESS wishes to approve such assignment and assumption.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Assignment and Assumption of Warrant Agreement. STWO hereby assigns, and New ESS hereby agrees to accept and assume, effective as of the Closing, all of STWO’s rights, interests and obligations in, and under the Warrant Agreement and Warrants. Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement or the Warrants to: (i) the “Company” shall mean New ESS; (ii) “Ordinary Shares” shall mean the shares of New ESS Common Stock; and (iii) the “Board of Directors” or the “Board” or any committee thereof shall mean the board of directors of New ESS or any committee thereof.

2. Appointment of Successor Warrant Agent and Transfer Agent. New ESS hereby appoints Computershare to serve as successor Warrant Agent and Transfer Agent under the Warrant Agreement and Continental hereby assigns, and Computershare hereby agrees to accept and assume, effective as of the Closing, all of Continental’s rights, interests and obligations in, and under the Warrant Agreement and Warrants, as Warrant Agent and Transfer Agent. Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement and the Warrants to the “Warrant Agent” or “Transfer Agent” shall mean Computershare. Any notice, statement or demand authorized by the Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent pursuant to Section 9.2 shall be delivered to:

Computershare Trust Company, N.A.

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attn: Client Services

Email: Kathryn.Minyard@computershare.com

3. Replacement Instruments. Following the Closing, upon request by any holder of a Warrant, New ESS shall issue a new instrument for such Warrant reflecting the adjustment to the terms and conditions described herein and in Section 4.5 of the Warrant Agreement.

4. Amendment to Warrant Agreement. To the extent required by this Agreement, the Warrant Agreement is hereby deemed amended pursuant to Section 9.8 thereof to reflect the subject matter contained herein, effective as of the Closing, including the following:

a.

The preamble is amended by (i) deleting “ACON S2 Acquisition Corp., a Cayman Islands exempted company (the “Company”)” and replacing it with “ESS Tech, Inc., a Delaware corporation (the “Company”)”; (ii) deleting “Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”)” and replacing it with “Computershare Inc., a Delaware corporation (“Computershare Inc.”), Computershare Trust Company, N.A., a federally chartered trust company and a wholly owned subsidiary of Computershare Inc. (“Trust Company” and together with Computershare Inc., in such capacity as warrant agent, the “Warrant Agent”).”

As a result thereof, all references in the Existing Warrant Agreement and the amendments to the Warrant Agreement below (i) to the “Company” shall be references to New ESS, (ii) to “Warrant Agent” shall be to Computershare Inc. and Trust Company, together.

b.	The recitals are hereby deleted and replaced in their entirety as follows:

“WHEREAS, ACON S2 Acquisition Corp., a Cayman Islands exempted company (“STWO”) has entered into that certain Sponsor Warrants Purchase Agreement, with ACON S2 Sponsor, L.L.C., a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 4,666,667 warrants simultaneously with the closing of the Offering bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant. Each Private Placement Warrant entitles the holder thereof to purchase one Common Stock (as defined below) at a price of $11.50 per share, subject to adjustment as described herein; and

WHEREAS, in order to finance STWO’s transaction costs in connection with its initial business combination (the “Business Combination”), STWO or an affiliate of STWO or certain of STWO’s officers and directors may, but is not obligated to, loan to STWO as STWO may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant; and

WHEREAS, STWO consummated an initial public offering (the “Offering”) of units of STWO’s equity securities, each such unit comprised of one Ordinary Share (as defined below) and one-third of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, has issued and delivered 8,333,333 warrants to public investors in the Offering (the “Public Warrants”). Each whole Warrant entitles the holder thereof to purchase one Class A ordinary share of STWO, par value $0.0001 per share (“Ordinary Share”), for $11.50 per share, subject to adjustment as described herein Only whole Warrants are exercisable. A holder of the Public Warrants will not be able to exercise any fraction of a Warrant; and

WHEREAS, STWO has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File Nos. 377-03361 and 333-248515 and prospectus (the “Prospectus”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the Ordinary Shares included in the Units; and

WHEREAS, STWO, ESS Tech, Inc., a Delaware corporation (“Legacy ESS”), and SCharge Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of STWO (“Merger Sub”), are parties to that certain merger agreement, dated as of May 6, 2021 (the “Business Combination Agreement”), which, among other things, provides, following the consummation of the Domestication (as defined in the Business Combination Agreement), for the merger of Merger Sub with and into Legacy ESS with Legacy ESS surviving such merger as a wholly owned subsidiary of STWO, which was subsequently renamed “ESS Tech, Inc.” (the “Merger”), and, as a result of the Merger, all Ordinary Shares will be exchanged for such number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) as described in the Merger Agreement; and

WHEREAS, pursuant to the terms of the Sponsor Letter Agreement, dated May 6, 2021 (the “Sponsor Letter Agreement”), 583,333 of the Private Placement Warrants were forfeited at Closing (as defined therein), 3,500,000 of the Private Placement Warrants vested at Closing and 583,334 of the Private Placement Warrants will vest in two equal tranches upon the occurrence of the Milestone Events (as defined therein); and

WHEREAS, on October 8, 2021, pursuant to the terms of the Business Combination Agreement, the Company, STWO and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which STWO assigned its rights and obligations under this Agreement to the Company and the Company assumed STWO’s rights and obligations under this Agreement from STWO; and

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.5 of this Agreement, effective as of the Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding Private Placement Warrants and Public Warrants shall no longer be exercisable for Ordinary Shares but shall instead become exercisable (subject to the terms and conditions of this Agreement) for Common Stock (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

As a result of the foregoing, all references in the Warrant Agreement and the amendments to the Warrant Agreement below to “Ordinary Share” or “Ordinary Shares” shall be references to Common Stock.

c.	The penultimate sentence of Section 3.3.2 is hereby amended by deleting the reference to “Section 4.6” and replacing it with “Section 4.7”.

d.	Section 3.3.5 is hereby amended by deleting the phrase “Continental Stock Transfer & Trust Company, as” and replacing it with the word “its”.

e.	Section 4.6 is hereby amended by adding, immediately after the first full sentence of Section 4.6, the following sentence:

“The Warrant Agent shall be entitled to rely on such notice and any adjustment or statement therein contained and shall have no duty or liability with respect thereto and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such notice.”

f.	Section 5.5 is hereby amended to add the following as the final sentence thereof.

“The Warrant Agent may countersign a Definitive Warrant Certificate in manual of facsimile form.”

g.	Section 7.4 is hereby amended by adding new subsections 7.4.3, 7.4.4 and 7.4.5 to the end thereof as follows:

“7.4.3. Calculation of Ordinary Shares to be issued on Cashless Exercise. In connection with any cashless exercise of Warrants, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no duty under this Agreement to determine, the number of Ordinary Shares to be issued on such cashless exercise, and the Warrant Agent shall have no duty or obligation to calculate or confirm whether the Company’s determination of the Ordinary Shares to be issued on such exercise is accurate.

7.4.4. Deliver of Warrant Exercise Funds. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

7.4.5. Cost Basis Information. The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares (whether pursuant to a cash exercise or a cashless exercise) in accordance with instructions by the Company. If the Company does not provide such cost basis information to the Warrant Agent as outlined above, then the Warrant Agent will treat those shares issued hereunder as uncovered securities or the equivalent, and each holder of such shares will need to obtain such cost basis information from the Company.

h.	Section 8.3.1 is hereby amended and restated in its entirety as follows:

“Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration (as may be agreed upon in writing by the Company and the Warrant Agent) for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all of its reasonable expenses (including reasonable counsel fees and expenses) incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.”

i.	Section 8.4.1 is hereby amended and restated in its entirety as follows:

“Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed in the absence of bad faith by the Warrant Agent to be the Chief Executive Officer, the Chief Financial Officer, the President, Secretary or Chairman of the Board of the Company (each an authorized officer); and such certificate shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reasonable reliance upon such certificate.”

j.	Section 8.4.2 is hereby amended and restated in its entirety as follows:

“Indemnity; Limitation on Liability. The Company also covenants and agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, reasonable and documented third party cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) (“Losses”) that may be paid, incurred or suffered by it, or which it may become subject, other than such Losses arising in connection with the gross negligence, bad faith or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement will be, other than in the case of fraud (as determined by a final, non-appealable judgment of a court of competent jurisdiction), limited to the amount of annual fees paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought. Anything to the contrary notwithstanding, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action. The provisions under Section 8.4shall survive the expiration of the Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.”

k.	Section 8.5 is hereby amended and restated in its entirety as follows:

“Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions (and no implied terms and conditions) herein set forth and among other things shall account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants. The Warrant Agent shall act hereunder solely as agent for the Company. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants or Common Stock. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants or Common Stock with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. The Warrant Agent shall have no responsibility to the Company, any holders of Warrants, any holders of Common Stock or any other Person for interest or earnings on any moneys held by the Warrant Agent pursuant to this Agreement.”

l.	Section 8.6 is hereby deleted in its entirety.

m.	The following provisions are hereby incorporated into Section 8 in the numerical order set forth below:

“8.6 Legal Counsel. The Warrant Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such advice or opinion in the absence of Warrant Agent’s bad faith, fraud, gross negligence or willful misconduct (each as must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

8.7 Reliance on Agreement and Warrants. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

8.8 No Responsibility as to Certain Matters. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible for any change in the exercisability of the Warrant any adjustment required under this Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this Agreement or any Warrant or as to whether any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

8.9 Freedom to Trade in Company Securities. Subject to applicable laws, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent or any such stockholder, director, officer or employee of the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

8.10 Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non- appealable judgment of a court of competent jurisdiction).

8.11 No Risk of Own Funds. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise any of its rights or powers if it shall reasonably believes in the absence of bad faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

8.12 No Notice. The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 9.2 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

8.13 Ambiguity. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

8.14 Non-Registration. The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

8.15 Signature Guarantee. The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any related law, act, regulation or any interpretation of the same.

8.16 Authorized Officers. The Warrant Agent shall be fully authorized and protected in relying upon written instructions received from any authorized officer of the Company and shall not be liable for any action taken, suffered or omitted to be taken by, the Warrant Agent in accordance with such advice or instructions.

8.17 Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.”

8.18. Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts, shortage of supply, disruptions in public utilities, strikes and lock-outs, war, or civil unrest.

8.19 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services hereunder shall remain confidential, and shall not be disclosed to any other person, until the second anniversary of the earlier of the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

8.20 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.”

n.

Section 9.2 is amended such that the address of ACON S2 Acquisition Corp. (with a copy to Kirkland & Ellis LLP) shall be changed to the address of New ESS (with a copy to Wilson Sonsini Goodrich & Rosati, P.C.) as follows:

“ESS Tech, Inc.

26440 SW Parkway Ave., Bldg 83

Wilsonville, OR 97070

Attn: Jeff Bodner

Email: Jeff.Bodner@essinc.com

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn: Mark Baudler

Email: mbaudler@wsgr.com”

o.	Section 9.8 is hereby amended to add the following sentences to the end thereof:

“No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company. Upon the delivery of a certificate from an authorized officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.8, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement.”

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

6. Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

7. Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

8. Entire Agreement. This Agreement and the Warrant Agreement, as hereby amended constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

9. Indemnification. The Company agrees to indemnify, defend and hold Computershare harmless from and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject arising out of the assignment contemplated hereunder in connection with events occurring before the date of this Agreement, except as a result of Computershare’s gross negligence, willful misconduct or bad faith (which gross negligence, bad faith, or willful misconduct must be determined by a judgment of a court of competent jurisdiction).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

ACON S2 ACQUISITION CORP.

By:	/s/ Adam Kriger
	Name:	Adam Kriger
	Title:	Chief Executive Officer

ESS TECH, INC.

By:	/s/ Eric Dresselhuys
	Name:	Eric Dresselhuys
	Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE, INC.,
On behalf of both entities

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

ACON S2 ACQUISITION CORP.

By:
Name:
Title:

ESS TECH, INC.

By:	/s/ Craig Evans
	Name:	Craig Evans
	Title:	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE, INC., On behalf of both entities

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

ACON S2 ACQUISITION CORP.

By:
Name:
Title:

ESS TECH, INC.

By:	/s/ Eric Dresselhuys
	Name:	Eric Dresselhuys
	Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Douglas Reed
	Name:	Douglas Reed
	Title:	Vice President of Account Administration

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE, INC., On behalf of both entities

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

ACON S2 ACQUISITION CORP.

By:
Name:
Title:

ESS TECH, INC.

By:	/s/ Eric Dresselhuys
	Name:	Eric Dresselhuys
	Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE, INC., On behalf of both entities

By:	/s/ Collin Ekeogu
	Name:	Collin Ekeogu
	Title:	Manager, Corporate Actions

[Signature Page to Assignment, Assumption and Amendment Agreement]